Exhibit 99.1

For Immediate Release

Jonathan Peisner

Vice President and Treasurer

(317) 249-4390

jonathan.peisner@karauctionservices.com

KAR Auction Services, Inc. Reports Third Quarter 2010 Results

Carmel, IN, November 3, 2010 — KAR Auction Services, Inc. (NYSE: KAR), today reported its third quarter financial results for the three months ended September 30, 2010. For the third quarter of 2010, the company reported revenue of $445.3 million as compared with third quarter 2009 revenue of $430.1 million, an increase of 4%. Adjusted EBITDA for the third quarter of 2010 was $121.1 million as compared with third quarter 2009 Adjusted EBITDA of $114.0 million, an increase of 6%. Net income for the third quarter of 2010 was $25.6 million, or $0.19 per share, as compared with net income of $8.6 million, or $0.08 per share, in the third quarter of 2009. As shown in the attached reconciliation table, adjusted net income per share for the third quarter of 2010 was $0.28 versus adjusted net income per share of $0.29 for the third quarter of 2009.

For the nine months ended September 30, 2010, the company reported revenue of $1,373.7 million as compared with revenue of $1,311.7 million for the nine months ended September 30, 2009, an increase of 5%. Adjusted EBITDA for the nine months ended September 30, 2010 was $372.2 million as compared with Adjusted EBITDA of $326.2 million for the nine months ended September 30, 2009, an increase of 14%. Net income for the nine months ended September 30, 2010 was $62.3 million, or $0.46 per share, as compared with net income of $17.9 million, or $0.17 per share for the nine months ended September 30, 2009. As shown in the attached reconciliation table, adjusted net income per share for the nine months ended September 30, 2010 was $0.85 versus adjusted net income per share of $0.61 for the nine months ended September 30, 2009.

2010 Outlook

KAR Auction Services, Inc. continues to expect Adjusted EBITDA of approximately $470 million, net income per share of $0.40—$0.45 and adjusted net income per share of $0.92—$0.97. Adjusted net income per share represents GAAP net income per share excluding excess depreciation and amortization and stock-based compensation, both resulting from the 2007 merger, as well as the loss on extinguishment of debt, net of taxes.

Earnings Conference Call Information

KAR Auction Services, Inc. will be hosting an earnings conference call and webcast on Thursday, November 4th, 2010 at 11:00 am EDT (10:00 am CDT). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer, Jim Hallett and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-800-309-1352 and entering participant passcode 2785074, while the live web cast will be available at the investor relations section of www.karauctionservices.com.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-888-203-1112 and entering pass code 2785074. The archive of the web cast will also be available following the call and will be available at the investor relations section of www.karauctionservices.com for a limited time.

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About KAR Auction Services, Inc.

KAR Auction Services, Inc. (NYSE: KAR) is the holding company for ADESA, Inc., a leading provider of wholesale used vehicle auctions whose operations span North America with 64 used vehicle sites, Insurance Auto Auctions, Inc., (“IAAI”) a leading salvage auto auction company whose operations span North America with 158 sites and Automotive Finance Corporation (“AFC”), a leading provider of floorplan financing to independent and franchised used vehicle dealers with 88 sites across North America. For further information on KAR Auction Services, Inc., ADESA, Inc., Insurance Auto Auctions, Inc. or Automotive Finance Corporation, visit the company’s Web site at www.karauctionservices.com.

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KAR Auction Services, Inc.

Condensed Consolidated Statements of Income

(In millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating revenues
ADESA Auction Services	$267.4	$270.8	$821.1	$838.6
IAAI Salvage Services	142.3	135.5	458.4	412.5
AFC	35.6	23.8	94.2	60.6

Total operating revenues	445.3	430.1	1,373.7	1,311.7

Operating expenses
Cost of services (exclusive of depreciation and amortization)	241.6	239.6	749.3	755.1
Selling, general and administrative	90.4	101.4	276.2	274.3
Depreciation and amortization	42.2	41.6	127.3	129.9

Total operating expenses	374.2	382.6	1,152.8	1,159.3

Operating profit	71.1	47.5	220.9	152.4

Interest expense	35.5	39.3	106.3	132.8
Other (income) expense, net	(1.1)	(4.8)	(2.7)	(9.3)
Loss on extinguishment of debt	—	—	25.3	—

Income before income taxes	36.7	13.0	92.0	28.9

Income taxes	11.1	4.4	29.7	11.0

Net income	$25.6	$8.6	$62.3	$17.9

Net income per share – basic and diluted	$0.19	$0.08	$0.46	$0.17

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KAR Auction Services, Inc.

Condensed Consolidated Balance Sheets

(In millions) (Unaudited)

	September 30,	December 31,
	2010	2009

Cash and cash equivalents	$379.8	$363.9
Restricted cash	6.1	9.3
Trade receivables, net of allowances	356.0	250.4
Finance receivables, net of allowances	120.4	150.3
Finance receivables securitized, net of allowances	584.4	—
Retained interests in finance receivables sold	—	89.8
Other current assets	83.6	78.2

Total current assets	1,530.3	941.9

Goodwill	1,528.5	1,528.1
Customer relationships, net of accumulated amortization	703.5	753.3
Intangible and other assets	320.1	344.8
Property and equipment, net of accumulated depreciation	666.7	683.2

Total assets	$4,749.1	$4,251.3

Current liabilities, excluding current maturities of debt and obligations collateralized by finance receivables	$592.5	$416.8
Obligations collateralized by finance receivables	479.0	—
Current maturities of debt	—	225.6

Total current liabilities	1,071.5	642.4

Long-term debt	2,019.0	2,047.3
Other non-current liabilities	439.8	420.1
Stockholders’ equity	1,218.8	1,141.5

Total liabilities and stockholders’ equity	$4,749.1	$4,251.3

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KAR Auction Services, Inc.

EBITDA and Adjusted EBITDA Measures

EBITDA and Adjusted EBITDA Measures

EBITDA and Adjusted EBITDA as presented herein, are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP or as substitutes for cash flow from operating activities as measures of our liquidity.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal internal measures of performance used by our creditors. In addition, management uses Adjusted EBITDA to evaluate our performance and to evaluate results relative to incentive compensation targets. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

	Three Months Ended September 30, 2010
(Dollars in millions), (Unaudited)	ADESA	IAAI	AFC	Corporate	Consolidated

Net income (loss)	$22.6	$8.5	$11.5	($17.0)	$25.6
Add back:
Income taxes	13.7	5.1	6.7	(14.4)	11.1
Interest expense, net of interest income	0.3	0.6	1.9	32.7	35.5
Depreciation and amortization	21.6	14.3	6.2	0.1	42.2
Intercompany	9.6	9.5	(3.0)	(16.1)	—

EBITDA	67.8	38.0	23.3	(14.7)	114.4
Adjustments	4.0	3.5	(1.4)	0.6	6.7

Adjusted EBITDA	$71.8	$41.5	$21.9	($14.1)	$121.1

	Three Months Ended September 30, 2009
(Dollars in millions), (Unaudited)	ADESA	IAAI	AFC	Corporate	Consolidated

Net income (loss)	$29.7	$1.4	$5.9	($28.4)	$8.6
Add back:
Income taxes	12.7	1.0	3.7	(13.0)	4.4
Interest expense, net of interest income	0.2	0.4	—	38.7	39.3
Depreciation and amortization	21.0	14.3	6.1	0.2	41.6
Intercompany	9.1	10.9	(1.6)	(18.4)	—

EBITDA	72.7	28.0	14.1	(20.9)	93.9
Adjustments	5.1	8.3	0.3	6.4	20.1

Adjusted EBITDA	$77.8	$36.3	$14.4	($14.5)	$114.0

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Certain of our loan covenant calculations utilize financial results for the most recent four consecutive fiscal quarters. The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended				Twelve Months Ended September 30, 2010
(Dollars in millions) (Unaudited)	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010

Net income	$5.3	$8.1	$28.6	$25.6	$67.6
Add back:
Income taxes	0.1	(1.3)	19.9	11.1	29.8
Interest expense, net of interest income	39.7	34.9	35.9	35.5	146.0
Depreciation and amortization	42.5	43.3	41.8	42.2	169.8

EBITDA	87.6	85.0	126.2	114.4	413.2
Nonrecurring charges	2.0	21.1	3.0	2.8	28.9
Noncash charges	(1.3)	12.6	3.6	5.8	20.7
Advisory services	11.4	—	—	—	11.4
AFC interest expense	—	(1.4)	(1.8)	(1.9)	(5.1)
Accounting change	—	2.8	—	—	2.8

Adjusted EBITDA	$99.7	$120.1	$131.0	$121.1	$471.9

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KAR Auction Services, Inc.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income and Adjusted Net Income Per Share

The revaluation of certain assets of the company, and resultant increase in depreciation and amortization expense which resulted from the 2007 merger, as well as stock-based compensation expense incurred in connection with service and exit options tied to the 2007 merger, have had a continuing effect on our reported results. Non-GAAP measures of adjusted net income and adjusted net income per share, in the opinion of the company, provide comparability to other companies that may have not incurred these types of non-cash expenses. In addition, in the first quarter of 2010, we recorded a charge representing the net premiums paid related to the repurchase of the 10% senior subordinated notes, the write-off of certain unamortized debt issuance costs related to the repurchase of the 10% senior subordinated notes and certain expenses associated with the corresponding tender offer.

The following table reconciles adjusted net income and adjusted net income per share to net income and net income per share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2010	2009	2010	2009

Net income	$25.6	$8.6	$62.3	$17.9
Loss on extinguishment of debt, net of tax (1)	—	—	15.7	—
Stepped up depreciation and amortization expense, net of tax (2)	9.5	10.2	30.1	34.7
Stock-based compensation, net of tax (3)	3.5	12.4	7.6	13.0

Adjusted net income	$38.6	$31.2	$115.7	$65.6

Net income per share – diluted	$0.19	$0.08	$0.46	$0.17
Loss on extinguishment of debt, net of tax	—	—	0.12	—
Stepped up depreciation and amortization expense, net of tax	0.07	0.09	0.22	0.32
Stock-based compensation, net of tax	0.02	0.12	0.05	0.12

Adjusted net income per share	$0.28	$0.29	$0.85	$0.61

Weighted average diluted shares	136.0	106.9	135.8	106.9

(1)	The loss on extinguishment of debt was $25.3 million ($15.7 million net of tax) and was incurred in the first quarter 2010.

(2)	Increased depreciation and amortization expense was $15.1 million ($9.5 million net of tax) and $16.2 million ($10.2 million net of tax) for the three months ended September 30, 2010 and 2009. For the nine months ended September 30, 2010 and 2009, increased depreciation and amortization expense was $48.0 million ($30.1 million net of tax) and $55.2 million ($34.7 million net of tax).

(3)	Stock-based compensation resulting from the 2007 merger was $5.1 million ($3.5 million net of tax) and $14.8 million ($12.4 million net of tax) for the three months ended September 30, 2010 and 2009. For the nine months ended September 30, 2010 and 2009, such stock-based compensation was $12.4 million ($7.6 million net of tax) and $15.7 million ($13.0 million net of tax).

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Quarterly Segment Results

ADESA Results

	Three Months Ended September 30,
(Dollars in millions)	2010	2009

ADESA revenue	$267.4	$270.8
Cost of services*	147.7	146.1

Gross profit*	119.7	124.7
Selling, general and administrative	52.2	52.2
Depreciation and amortization	21.6	21.0

Operating profit	$45.9	$51.5

EBITDA	$67.8	$72.7
Adjustments	4.0	5.1

Adjusted EBITDA	$71.8	$77.8

*	Exclusive of depreciation and amortization

Revenue for ADESA for the third quarter of 2010 decreased $3.4 million, or 1%, to $267.4 million, as compared with $270.8 million in the third quarter of 2009. Gross profit for ADESA decreased $5.0 million, or 4%, to $119.7 million, as compared with $124.7 million in the third quarter of 2009. Gross margin for ADESA was 44.8% for the third quarter of 2010 versus 46.0% in the third quarter of 2009. The decrease in revenue was primarily a result of a 7% decrease in the number of vehicles sold, partially offset by a 6% increase in revenue per vehicle sold, both as compared to the third quarter of 2009. For the third quarter of 2010, ADESA’s used vehicle conversion percentage declined to 64.2% as compared to 66.3% in the third quarter of 2009.

IAAI Results

	Three Months Ended September 30,
(Dollars in millions)	2010	2009

IAAI revenue	$142.3	$135.5
Cost of services*	86.6	86.4

Gross profit*	55.7	49.1
Selling, general and administrative	17.9	21.4
Depreciation and amortization	14.3	14.3

Operating profit	$23.5	$13.4

EBITDA	$38.0	$28.0
Adjustments	3.5	8.3

Adjusted EBITDA	$41.5	$36.3

*	Exclusive of depreciation and amortization

Revenue from IAAI for the third quarter of 2010 increased $6.8 million, or 5%, to $142.3 million, as compared with $135.5 million in the third quarter of 2009. Gross profit at IAAI increased $6.6 million, or 13%, to $55.7 million, as compared with $49.1 million in the third quarter of 2009. Gross margin for IAAI was 39.1% for the third quarter of 2010 versus 36.2% in the third quarter of 2009. The increases in revenue and gross profit for the third quarter of 2010 were primarily a result of an increase in average selling price for vehicles sold at auction, partially offset by a decline of 4% in total salvage vehicles sold.

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AFC Results

	Three Months Ended September 30,
(Dollars in millions except volumes and per loan amounts)	2010	2009
AFC revenue	$35.6	$23.8
Cost of services*	7.3	7.1

Gross profit*	28.3	16.7
Selling, general and administrative	5.0	2.6
Depreciation and amortization	6.2	6.1

Operating profit	$17.1	$8.0

EBITDA	$23.3	$14.1
Adjustments	(1.4)	0.3

Adjusted EBITDA	$21.9	$14.4

Loan transactions	238,204	199,843
Revenue per loan transaction	$149	$119

*	Exclusive of depreciation and amortization

Revenue for AFC for the third quarter of 2010 increased $11.8 million, or 50%, to $35.6 million, as compared with $23.8 million in the third quarter of 2009. Gross profit at AFC increased $11.6 million, or 69%, to $28.3 million, as compared with $16.7 million in the third quarter of 2009. Gross margin for AFC was 79% for the third quarter of 2010 versus 70% in the third quarter of 2009. The increase in revenue was primarily a result of a 25% increase in revenue per loan transaction and a 19% increase in loan transaction units. The increase in revenue per loan transaction was primarily a result of an increase in average loan value and a decrease in credit losses for both loans held and sold.

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LIQUIDITY AND CAPITAL RESOURCES

The company believes that the significant indicators of liquidity for its business are cash on hand, cash flow from operations, working capital and amounts available under its credit facility. The company’s principal sources of liquidity consist of cash generated by operations and borrowings under its revolving credit facility.

(Dollars in millions)	September 30, 2010	December 31, 2009	September 30, 2009
Cash and cash equivalents	$379.8	$363.9	$380.8
Restricted cash	6.1	9.3	8.8
Working capital	458.8	299.5	447.3
Amounts available under credit facility*	250.0	250.0	300.0
Cash flow from operations	418.0		239.1

* KAR Auction Services, Inc. has a $250 million revolving line of credit as part of the company’s $1,865 million Credit Agreement, which was undrawn as of September 30, 2010. There were related outstanding letters of credit totaling approximately $33.7 million, $31.7 million and $31.3 million at September 30, 2010, December 31, 2009 and September 30, 2009, respectively, which reduce the amount available under the senior credit facility.

Non-GAAP Financial Measures

The company provides historical and forward-looking non-GAAP measures called EBITDA, Adjusted EBITDA, adjusted net income and adjusted net income per share. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth previously.

Earnings guidance also does not contemplate future items such as business development activities (including acquisitions), strategic developments (such as restructurings or dispositions of assets or investments), significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes stock-based compensation under certain equity grants related to the 2007 merger, increased depreciation and amortization expense that resulted from the 2007 revaluation of the company’s assets, as well as one-time charges associated with the company’s January 2010 extinguishment of debt, net of taxes.

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